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                                                                     Exhibit 5.1


                    [LETTERHEAD OF GRAY, LAYTON, ET AL.]


                                 April 16, 2004

Digital Recorders, Inc.
Sterling Plaza, Box 26
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225

Gentlemen:

      We have acted as counsel to Digital Recorders, Inc., a North Carolina corporation (the "Company"), in connection with the authorization and issuance of shares of the Company's Series F Convertible Preferred Stock, par value $.10 per share, and Series E Redeemable Nonvoting Convertible Preferred Stock, par value $.10 per share (collectively, the "Preferred Stock"), those certain convertible debentures in the aggregate original principal amount of $4,400,000 issued by the Company (collectively, the "Debentures") and warrants to purchase common stock issued by the Company to the purchasers of the Debentures and to certain other persons (collectively, the "Warrants"). On the date hereof, the Company is filing with the Securities and Exchange Commission Pre-Effective Amendment No. 1 to its Registration Statement on Form S-3 (registration no. 333-111534) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed sale by the selling shareholders identified in the Registration Statement of up to 3,543,893 shares of the Common Stock, par value $.10 per share, of the Company issuable upon conversion of the outstanding shares of Preferred Stock or the Debentures or the exercise of the Warrants, plus such indeterminate number of additional shares of such Common Stock that may become issuable pursuant to the anti-dilution or other adjustment provisions contained in the Company's Articles of Incorporation, as amended, relating to the Preferred Stock, or in the Debentures or Warrants, and certain preferred stock purchase rights that accompany the Common Stock (collectively, the "Shares"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

      In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have relied upon statements of responsible officers of the Company.

      Based upon the foregoing and in reliance thereon, it is our opinion that the Shares to be sold by the selling shareholders identified in the Registration Statement have been duly authorized by the Company and, when issued upon conversion of the Preferred Stock in
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Digital Recorders, Inc.
April 16, 2004
Page 2


accordance with the terms of the Company's Articles of Incorporation, as amended, or upon conversion of the Debentures or exercise of the Warrants in accordance with their respective terms, will be legally issued, fully paid and nonassessable.

      We are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any state or jurisdiction other than the State of North Carolina and the United States.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Respectfully submitted,

                                    GRAY, LAYTON, KERSH, SOLOMON, SIGMON,
                                    FURR & SMITH, P.A.



                                    By:  /s/ David Furr
                                        --------------------------------------
                                          David Furr